UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                ----------------------------------------------


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report October 24, 2005
                        (Date of earliest event reported)


                          DENTSPLY INTERNATIONAL INC
                (Exact name of Company as specified in charter)


                    Delaware             0-16211       39-1434669
              (State of Incorporation) (Commission   (IRS Employer
                                        File Number)  Identification No.)


            221 West Philadelphia Street, York, Pennsylvania    17405
                  (Address of principal executive offices)    (Zip Code)


                                (717) 845-7511 (Company's telephone number
               including area code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of thefollowing provisions:


_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. - Results of Operations and Financial Condition

   The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

   On October 24, 2005, the Company issued a press release disclosing its third quarter 2005 sales and earnings. This earnings release references net sales excluding precious metal content and earnings from continuing operations excluding certain unusual items, both of which could be considered measures not calculated in accordance with generally accepted accounting principles ( non-GAAP measures). Due to the fluctuations of precious metal prices and because the precious metal content of the Company's sales is largely a pass-through to customers and has minimal effect on earnings, the Company reports sales both with and without precious metal content to show the Company's performance independent of precious metal price volatility and to enhance comparability of performance between periods. Earnings from continuing operations excluding certain unusual items is presented to enhance the comparability between periods. A copy of the Company's press release is attached hereto as Exhibit (99.1) and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements - Not applicable.

(b) Exhibits:

    99.1The Dentsply International Inc. Third quarter 2005 results and announcement of asset impairment for the period release issued October 24, 2005 as referenced in Item 2.02.




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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                       (Company)



                                          /s/William R. Jellison
                                              William R. Jellison
                                              Senior Vice President and
                                              Chief Financial Officer

Date: October 24, 2005